Exhibit e(1)a

SCHEDULE A

Dated August 20, 2018

The following is a restatement to the existing Schedule A of the Amended and Restated Distribution Agreement between the Manning & Napier Fund, Inc. and Manning & Napier Investor Services, Inc.:

Name of Series

Pro-Blend Maximum Term Series

Pro-Blend Conservative Term Series

High Yield Bond Series

International Series

Global Fixed Income Series

Pro-Blend Moderate Term Series

Pro-Blend Extended Term Series

New York Tax Exempt Series

Ohio Tax Exempt Series

Diversified Tax Exempt Series

World Opportunities Series

Equity Series

Overseas Series

Core Bond Series

Unconstrained Bond Series

Target Income Series

Target 2015 Series

Target 2020 Series

Target 2025 Series

Target 2030 Series

Target 2035 Series

Target 2040 Series

Target 2045 Series

Target 2050 Series

Target 2055 Series

Target 2060 Series

Disciplined Value Series

Real Estate Series

Strategic Income Conservative Series

Income Series

International Disciplined Value Series

Equity Income Series

Rainier International Discovery Series

Blended Asset Conservative Series

Blended Asset Moderate Series

Blended Asset Extended Series

Blended Asset Maximum Series

Credit Series